EAST COAST VENTURE CAPITAL, INC.
                                 1998 STOCK PLAN


1.       ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

                  1.1 ESTABLISHMENT. East Coast Venture Capital, Inc., a Delaware corporation (the "Company" ), hereby establishes the "1998 STOCK PLAN" (the "Plan") for its key employees and directors and certain outside consultants and advisors of the Company. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

                  1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees and directors and certain outside consultants and advisors of the Company with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company to attract and retain the services of key employees and and certain outside consultants and advisors of the Company upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

                  1.3   EFFECTIVE DATE. The Plan became effective in June 1998.


2.       DEFINITIONS; CONSTRUCTION

                  2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                        (a) "Act" means the Securities Exchange Act of 1934, as amended.

                        (b) "Board" means the Board of Directors of the Company, which shall determine all matters concerning Options, Restricted Stock and Stock Appreciation Rights.

                        (c) "Cause" means (i) the conviction of a felony involving moral turpitude, (ii) the performance of an act which is or may pose a material threat to the business of the Company or is materially inconsistent with such person's duties as an employee or director of the Company or (iii) the failure to perform the material duties required of such employee or director for any reason other than illness.

                        (d) "Change in Capitalization" means any increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up,


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issuance of warrants or rights or  debentures,  stock  dividend,  stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

                        (e) A "Change in Control" means an event or series of events after the Effective Date by which (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 50% of the aggregate voting power of all the capital stock of the Company normally entitled to vote in the election of directors or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the directors then in office.

                        (f) "Code" means the Internal Revenue Code of 1986, as amended.

                        (g) "Committee" means a committee of the Board designated to administer the Plan consisting solely of two or more members of the Board who are Non-Employee Directors within the meaning of Rule 16b-3 under the Act and who are also "outside directors" within the meaning of Section 162(m) of the Code. If no Committee is designated or is administering the Plan, all references to the Committee herein shall refer to the Board, the decisions of which shall be made by such persons as aforesaid.

                        (h) "Company" means East Coast Venture Capital, Inc., a Delaware corporation, and any successors thereto.

                        (i) "Disability" means the inability to engage in any substantial activity by reason of any medically determinable, physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

                        (j) "Eligible Employee" means any key employee of the Company or a Subsidiary designated by the Committee as eligible to participate in the Plan pursuant to Subsection 3.1. "Eligible Director" means a director of the Company who is not also an employee of the Company or a Subsidiary. "Eligible Consultant" means any non-employee consultant or advisor to the Company or Subsidiary designated by the Committee as eligible to participate in the Plan pursuant to Subsection 3.1.

                        (k) "Employee Option" shall mean an Option granted to an Eligible Employee. "Consultant Option" shall mean an Option granted to an Eligible Consultant. An Employee Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."


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                        (l) "Fair  Market  Value" means the mean of the high and
low prices at which a share of the Stock is reported to have traded on the relevant date as reported on the Nasdaq Stock Market ("Nasdaq System"); and if there is no trade on such date, the Fair Market Value means the mean of the low asked and high bid prices on such date as reported on the Nasdaq System. If the principal market for the Stock becomes a national securities exchange then the Fair Market Value means the mean of the high and low prices at which a share of the Stock is reported to have traded on the relevant date; and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on such date. If no Fair Market Value has been established in accordance with the foregoing, Fair Market Value shall be the current net asset value as determined by the Board in good faith and, in the case of an incentive stock option, in accordance with Section 422 of the Code.

                        (m) "Option" means the right to purchase Stock at a stated price for a specified period of time.

                        (n) "Option Agreement" means the agreement evidencing the grant of an Option as described in Section 6.2.

                        (o) "Option Price" means the price at which Stock may be purchased pursuant to an Option.

                        (p) "Optionee" means a person to whom an Option has been granted under the Plan.

                        (q) "Participant" means an Eligible Employee, an Eligible Director or an Eligible Consultant who has been granted and, at the time of reference, holds an Option, Restricted Stock or Stock Appreciation Right.

                        (r) "Period of Restriction" means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

                        (s) "Restricted  Stock" means Stock granted  pursuant to
Section 9 of the Plan.

                        (t) "Stock" means the Common Stock of the Company, par value of $.01 per share.

                        (u) "Stock   Appreciation  Right"  means  the  right  to
receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

                        (v) "Subsidiary" means any present or future subsidiary of the Company, as defined in Section 424(f) of the Code.

                  2.2 NUMBER. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.


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3.       ELIGIBILITY AND PARTICIPATION

                  3.1 ELIGIBILITY AND PARTICIPATION. Eligible Employees, Eligible Directors and Eligible Consultants shall be selected by the Committee from among those officers and other key employees and Directors of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

4.       STOCK SUBJECT TO PLAN

                  4.1 NUMBER. The total number of shares of Stock subject to issuance under the Plan shall not exceed 1,000,000, of which 300,000 shares shall be earmarked for directors other than Directors who are Eligible Employees. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. The numbers of shares of Stock referred to herein shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 4.5.

                  4.2 UNUSED STOCK; UNEXERCISED RIGHTS. If any shares of Stock are subject to an Option which for any reason expires or is terminated unexercised as to such shares, or any shares of Stock subject to a Restricted Stock grant made under the Plan are reacquired by the Company pursuant to
Section 9 of the Plan, such shares shall again become available for issuance under the Plan.

                  4.3 EXERCISE OF STOCK APPRECIATION RIGHT. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 8.1 (b) is made in cash, the shares of Stock allocable to the portion of the Option surrendered may again be the subject of Options or Restricted Stock hereunder. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 8.1 (b) is made in shares of Stock, no shares of Stock with respect to which the Stock Appreciation Right is exercised may again be the subject of Options or Restricted Stock hereunder.

                  4.4 RESTRICTED STOCK. Whenever any shares of Stock are forfeited pursuant to Section 9 herein, such shares may again be the subject of Options or Restricted Stock hereunder, but only if the Participant had not been paid any dividend or received any other benefit of ownership of such forfeited shares.

                  4.5   ADJUSTMENTS.

                        (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Plan; (ii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Restricted Stock granted under the Plan, and the purchase price therefor, if applicable; and (iii) the maximum number of shares of Stock or other securities with


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respect to which Options or Stock Appreciation  Rights may be granted during the term of the Plan.

                        (b) Any such adjustment in the shares of Stock or other securities subject to outstanding incentive stock options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                        (c) If, by reason of a Change in Capitalization, a grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock or shares of Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

                        (d) If, in the opinion of the Committee, the Option Price of an outstanding Option held by an Eligible Director exceeds the Fair Market Value of the Stock and for that reason no longer fulfills the purpose of the Plan as described in Subsection 1.2 hereof, the Committee may adjust the Option Price to the current Fair Market Value of the Stock as of the date of such adjustment.

5.       DURATION OF PLAN

                  5.1 DURATION OF PLAN. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 12.3 hereof, until all Stock subject to the Plan shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option, Stock Appreciation Right or Restricted Stock may be granted under the Plan on or after the tenth anniversary of the Effective Date.

6.       OPTION GRANTS

                  6.1 GRANT OF OPTIONS. Subject to Sections 4 and 5, Options may be granted to Eligible Employees, Eligible Directors or Eligible Consultants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion consistent with the terms of the Plan in determining whether to grant Options, the number of Options to be granted to each Eligible Employee, Eligible Director or Eligible Consultant and whether an Employee Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

                  6.2 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of such Option, the number of shares of Stock to which such Option pertains and such other provisions as the Committee shall determine.


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                  6.3   OPTION PRICE.  The Option Price for each Employee Option
or Consultant Option shall be determined by, or in the manner specified by, the Committee; provided that in the case of an incentive stock option, no Employee Option or Consultant Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Employee Option or Consultant Option, as the case may be, is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Shareholder")).

                  6.4 DURATION OF OPTIONS. Each Option shall have a duration of such term as the Committee shall determine, but in no event longer than ten years from the time such Option is granted; in the case of an incentive stock option granted to a Ten Percent Stockholder, the term of such Option shall not exceed five years.

                  6.5 EXERCISE OF OPTIONS. Each Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve. Such restrictions and conditions need not be the same for each Option.

                  6.6 OPTIONS TO ELIGIBLE DIRECTORS. Each Eligible Director may be granted an Option to purchase such number of shares of Stock as the Committee shall determine, during each year in which such Eligible Director is serving as a director of the Company on the terms and conditions set forth herein, subject to such limitations as may be imposed by applicable law. Such Options shall immediately vest and shall be exercisable during the five year period following the date of the grant, whether or not such Eligible Director's service as a director is terminated, unless such Eligible Director's service is terminated for Cause, in which event any outstanding Option held by him shall immediately terminate. The Option Price of such Options shall be the Fair Market Value on the date such Option is granted. Such price shall be subject to adjustment provided in Subsection 4.5.

7.       TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONs

                  7.1 PAYMENT. The Option Price shall be payable to the Company in full upon exercise of an Option either in cash or its equivalent or, at the discretion of the Committee, by tendering shares of Stock having a Fair Market Value at the time of exercise equal to the Option Price, or by a combination of cash and such Stock. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

                  7.2 RESTRICTIONS ON STOCK TRANSFERABILITY. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including. without limitation, restrictions under applicable Federal securities law, under requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.


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


                  7.3 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. The Option Agreement may with respect to an Option provide that if the Optionee's employment or service as a director is terminated for a reason other than for Cause or following a Change in Control, any outstanding Options granted to the Optionee which are then exercisable shall continue to be exercisable at any time prior to the earlier of the expiration date of such Options and one year after the date of termination, and any such Options not then exercisable shall terminate immediately, subject to such exceptions (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

                  7.4 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. The Option Agreement may provide that if an Optionee's employment or service as a director is terminated by reason of death or Disability, the rights of an Optionee under any then outstanding Option granted to the Optionee pursuant to the Plan shall survive for up to one year after such death or Disability.

                  7.5 TERMINATION OF EMPLOYMENT FOR CAUSE. Notwithstanding anything to the contrary herein, if an Optionee's employment or service as a director shall be terminated for Cause, any then outstanding Employee Option granted pursuant to the Plan to such Optionee shall terminate immediately.

                  7.6 NONTRANSFERABILITY AND EXERCISABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee.

8.        STOCK APPRECIATION RIGHTS

                  8.1 STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, in connection with the grant of an Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in an agreement. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:

                        (a) A Stock Appreciation Right may be granted (i) either at the time of grant, or at any time thereafter during the term of the Option if related to a nonstatutory stock option; or (ii) only at the time of grant if related to an incentive stock option.

                        (b) A Stock Appreciation Right will entitle the holder of the related Option upon exercise of the Stock Appreciation Right, to surrender such Option or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value of the Stock on the date of exercise of such Stock
Appreciation Right over the Option Price under the related Option, by (ii) the number of


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shares  as  to  which  such  Stock   Appreciation   Right  has  been  exercised.
Notwithstanding the foregoing, the agreement evidencing the Stock Appreciation Right may limit in any manner the amount payable with respect to any Stock Appreciation Right.

                        (c) A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the Fair Market Value of the Stock on the date of exercise exceeds the Option Price in the related Option.

                        (d) Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

                        (e) A Stock Appreciation Right may be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. The Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

                        (f) Payment of the amount  determined  under  Subsection
(b) may be made by the Company in the discretion of the Committee, as the case may be, solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right or solely in cash, or in a combination of cash and Stock. If payment is made in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

                        (g) Subject to the terms of the Plan, the Committee may modify outstanding awards of Stock Appreciation Rights or accept the surrender of outstanding awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionee's consent.

9.       RESTRICTED STOCK

                  9.1 GRANT OF RESTRICTED STOCK. Subject to Sections 4 and 5, the Committee at any time and from time to time may grant Restricted Stock under the Plan and in such amounts as it determines in its sole discretion. Eligible Directors may not be granted Restricted Stock. Each grant of Restricted Stock shall be made pursuant to a written agreement which shall contain such restrictions, terms and conditions as the Committee or the Board may determine in its


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discretion.  Restrictions  upon  Restricted  Stock  shall be for such  period or periods (herein called "Period(s) of Restriction") and on such terms and conditions as the Committee may, in its discretion, determine.

                  9.2 TRANSFERABILITY. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions set forth in the Restricted Stock grant.

                  9.3 OTHER RESTRICTIONS. The Committee may impose such other restrictions on any shares of Restricted Stock granted to any Participant pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and shall legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                  9.4 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Subsection 9.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in East Coast Venture Capital, Inc.'s 1998 Stock Plan and Restricted Stock agreement dated [TO BE COMPLETED WITH THE DATE OF GRANT]. A copy of the Plan and such Restricted Stock agreement may be obtained from the Secretary of East Coast Venture Capital, Inc."

                  9.5 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Section 9, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 9.4 removed from his stock certificate.

                  9.6   VOTING  RIGHTS.   During  the  Period  of   Restriction,
Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

                  9.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.


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10.      BENEFICIARY DESIGNATION

                  10.1 BENEFICIARY DESIGNATION. Subject to Subsections 7.6 and 9.2, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the lifetime of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

11.      RIGHTS OF PARTICIPANTS

                  11.1 EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment, directorship or service at any time nor confer upon any Participant any right to continue in the employ or service or as a director of the Company. No person shall have a right to be selected as an Eligible Employee or Eligible Director or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. The preceding sentence shall not be construed or applied so as to deny a person any participation in the Plan solely because he or she was a Participant in connection with a prior grant of benefits under the Plan.

12.      ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE AND THE BOARD

                  12.1  ADMINISTRATION.

                        (a) The Committee shall be responsible for the administration of the Plan; provided that if no Committee is designated or is administering the Plan all references to the Committee shall be to the Board, subject to Subsection 2.1(f). The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

                        (b) The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that the Committee may delegate such duties only to members of the Board of Directors who are Non-Employee Directors within the meaning of Rule 16b-3 under the Act.


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                        (c) No  member  or  agent  of  the  Committee  shall  be
personally liable for any action, determination or interpretation made in good faith with respect to the Plan or awards made hereunder, and all members and agents of the Committee shall be fully indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

                  12.2 CHANGE IN CONTROL. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option Agreement or Restricted Stock grant, at any time thereafter, shall have the authority to take such actions as it deems advisable, including the right to accelerate in whole or in part the exercisability of Options and/or to reduce the Period of Restriction upon a Change in Control. The Option Agreements and Restricted Stock grants approved by the Committee may contain provisions which, if there is a Change in Control, accelerate the exercisability of Options and/or the Period of Restriction automatically or at the discretion of the Committee or if the Change in Control is approved by a majority of the members of the Board or depending such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change in Control.

                  12.3 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN. The Board may at any time terminate, and from time to time may amend or modify, the Plan, provided, however, that no such action of the Board, without approval of the stockholders may increase the total amount of Stock which may be issued under the Plan, except as provided in Subsection 4.5 of the Plan; The Board may seek approval of the shareholders for any amendments or modifications to the Plan in order to comply with Section 422 of the Code. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

                  12.4 INTERPRETATION. Unless otherwise expressly stated in the relevant Agreement, any grant of Options, Stock Appreciation Rights and Restricted Stock is intended to be performance-based compensation within the meaning of 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options, Stock Appreciation Rights or Restricted Stock if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as such performance-based compensation.

13.      TAX WITHHOLDING


                  13.1 TAX WITHHOLDING. At such times as a Participant recognizes taxable income in connection with the receipt of shares, securities, cash or property hereunder (a "Taxable Event"), the Participant shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Participant an amount equal to the Withholding


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Taxes  in  satisfaction   of  the  obligation  to  pay  Withholding   Taxes.  In
satisfaction of his obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Stock then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

14.      REQUIREMENTS OF LAW

                  14.1 REQUIREMENTS OF LAW. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                  14.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                  14.3 LISTING, ETC. Each Option or share of Restricted Stock is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no Options or Restricted Stock shall be granted or payment made or shares of Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions which are unacceptable to the Committee acting in good faith.

                  14.4 RESTRICTION ON TRANSFER. Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by said Act, and Rule 144 or other regulations thereunder. The Committee may require anyone receiving Stock pursuant to an Option or Restricted Stock granted under the Plan, as a condition precedent to receiving such Stock, to represent and warrant to the Company in writing that such Stock is being acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under said Act, or the rules and regulations promulgated thereunder. The certificates evidencing any shares of such Stock shall be appropriately legended to reflect their status as restricted securities.


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